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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-87008 and 333-21895) of Schnitzer Steel Industries, Inc. of our reports dated September 29, 2000 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.




PricewaterhouseCoopers LLP

Portland, Oregon
November 29, 2000